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                                                                    EXHIBIT j(2)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our reports each dated September 20, 2002 on the financial statements and financial highlights of Treasury Portfolio, Government & Agency Portfolio, and Government Tax Advantage Portfolio, each a series of Short-Term Investments Trust. Such financial statements and financial highlights are included in the Post Effective Amendment No. 44 to the Registration Statement on Form N-1A of Short-Term Investments Trust. We also consent to the references to our Firm in such Registration Statement.


                                           /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 18, 2002